Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is entered into by and between STEVEN A. MANZ (“Former Employee”) and SEAHAWK DRILLING, INC., a Delaware corporation, and its affiliated companies, corporations, partnerships, business associations and subsidiaries (collectively, the “Company”). Former Employee and the Company are sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Former Employee was employed by the Company under a contract titled the Amended and Restated Employment/Non-Competition/Confidentiality Agreement (the “Employment Agreement”), and said Employment Agreement terminated on March 23, 2010, after which date Former Employee shall be an at-will employee of the Company;

WHEREAS, Former Employee and the Company have agreed that Former Employee’s employment shall terminate on or about May 1, 2010; and

WHEREAS, the Parties now desire to enter into this Agreement for the purpose of resolving any and all differences, which each of the Parties now or in the future may have with respect to the Company’s prior employment of Former Employee, and to settle and resolve forever any and all alleged claims arising out of Former Employee’s employment with the Company or his separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration set forth in this Agreement, the receipt of which is acknowledged, Former Employee and Company agree as follows:

1. Separation from Employment. Former Employee and Company acknowledge that Former Employee’s Employment Agreement terminated on March 23, 2010. The Company shall employ Former Employee as an at-will employee until his employment terminates on May 1, 2010, unless terminated prior to that date in the sole discretion of the Company or otherwise extended by written agreement of the Former Employee and the Company (said date of termination and separation from the Company is hereafter referred to as the (“Separation Date”). The Company agrees further that Former Employee will continue to be entitled to participate in employee welfare and qualified plans (including, but not limited to, 401(k), life, health, accident and disability insurance and disability benefits), and to receive perquisites, to the extent offered by the Company generally to its senior executives until the Separation Date (or such later date as may be required under applicable law) and that the Company shall pay Former Employee’s base salary at least through March 31, 2010. On the date hereafter requested by the Company, Former Employee agrees to resign from his various officer or other positions with the Company and its respective affiliates. Former Employee agrees to execute and deliver such further written evidence of such resignations as Company may reasonably request.

2. Separation Agreement.

A.

Compensation. In consideration of the promises and covenants contained in this Agreement, subject to the terms of this Agreement, Company agrees to pay to Former Employee (or for his benefit) a fee (“Separation Fee”) as follows:

i.	The base salary and compensation for earned but unused vacation time accrued through the Separation Date but not previously paid to the Executive.

ii.	Three hundred thousand dollars ($300,000), reflecting one year’s base salary.

iii.	Seventy-five thousand dollars ($75,000), reflecting a pro-rata target bonus for the first four months of 2010.

iv.

In accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any successor law (“COBRA”), Former Employee, his spouse and his dependents who were covered under the Company’s welfare plans immediately prior to the Separation Date shall be eligible to participate in and may elect to receive continued coverage under the Company’s welfare plan in which he or they were enrolled as of such date, in accord with the terms and conditions of such plan, as may be modified from time to time; provided, however, that if such coverage is elected, the Company shall pay on behalf of the Former Employee (or his spouse or dependents if the Employee should die within 12 months following his Separation Date) the required COBRA premiums for the initial 12-month COBRA coverage period.

The Company’s obligation under this Section 2.A.iv to pay or provide health insurance coverage to Former Employee, Former Employee’s spouse and Former Employee’s dependents shall be reduced when and to the extent any such benefits are paid or provided to Former Employee by another employer; provided, however, that Former Employee shall have all rights, if any, afforded to retirees to convert group life insurance coverage to the individual life insurance coverage as, to the extent of, and whenever his group life insurance coverage under this Section is reduced or expires.

v.

Former Employee shall continue his ownership rights in shares of restricted stock units granted to him by the Company on August 25, 2009 (25,314 shares of restricted stock units, 8,437 shares of which previously vested and 16,877 are scheduled to vest one-half on August 25, 2010 and one-half on August 25, 2011) and on February 12, 2010 (5,156 shares of restricted stock units that are scheduled to vest on February 12, 2011), and options to purchase Company stock granted to him by the Company on August 25, 2009 (options to purchase 49,560 shares, 16,519 of which previously vested and 33,041 are scheduled to vest one-half on August 25, 2010 and one-half on August 25, 2011), which units and options, subject to the terms and conditions of the underlying applicable award agreements and this Agreement, shall vest in full on the date on which the Company has received Former Employee’s written Waiver of his right to revoke the Waiver and Release attached hereto as Exhibit A (the “Exhibit A Waiver Effective Date”). Former Employee’s options, as vested on or before the Exhibit A Waiver Effective Date, shall be exercisable until the one-year anniversary of the Exhibit A Waiver Effective Date, and thereafter, to the extent not exercised by such anniversary, shall be forfeited. All other equity awards that are outstanding as of the Exhibit A Waiver Effective Date shall be forfeited.

The Former Employee understands and agrees that, as a result of his Separation, he shall not be awarded any equity awards or unpaid bonuses that may otherwise have been awarded to the Former Employee by the Company in 2010 (or any other past or future date).

vi.	The Former Employee understands and agrees that any distributions due him under the Seahawk Drilling, Inc. 401(k) Plan will be paid according to its terms and conditions.

The cash payment of the Separation Fee will be paid in three lump sum payments: The base salary and compensation for earned but unused vacation time accrued through the Separation Date but not previously paid to the Executive plus ten thousand dollars ($10,000) shall be paid on the first available payroll processing period following the Separation Date.

Provided the Former Employee has not breached this Agreement and voluntarily executes the Waiver and Release Agreement attached as Exhibit A (covering any claims that may arise between the execution of this agreement and the Separation Date), the second payment equaling the sum of one hundred forty thousand dollars ($140,000) shall be paid on the first available payroll processing period following the Exhibit A Waiver Effective Date and the third payment equaling the sum of two hundred twenty-five thousand dollars ($225,000) shall be paid on the first business day following the six-month anniversary of the Exhibit A Waiver Effective Date.

The dollar amounts specified above will be paid less any and all withholdings as required by applicable federal and state laws. After payment of Former Employee’s regular earned wages for the period up through the Separation Date and payment of unused accrued leave, Former Employee acknowledges and agrees that Former Employee has been paid all amounts owed to him with respect to his employment at Company other than the amounts agreed to be paid under this Agreement. Former Employee acknowledges that, but for the mutual agreements and promises contained in this Agreement, the Separation Fee is not a disbursement to which he is otherwise entitled. Former Employee further acknowledges that Company’s agreement to pay the Separation Fee under this Agreement is contingent upon the following: (i) Former Employee must sign this

Agreement; (ii) Former Employee must sign the Waiver and Release Agreement attached hereto as Exhibit A; and (iii) Former Employee must comply with all provisions of this Agreement, and all of his agreements with the Company.

B.

Breach. Former Employee acknowledges that he has made a full and accurate disclosure to the Company of all material information concerning the performance of his job duties, interactions with Company employees and the business of the Company. The Company relied upon this disclosure of information in agreement to pay Former Employee the Separation Fee. Former Employee agrees that the Company shall have the right to the full repayment or recovery (plus reasonable attorney’s fees and costs) of the Separation Fee in the event Former Employee has either (i) knowingly failed to disclose such material information, (ii) knowingly made a false or substantially inaccurate disclosure of such material information or (iii) knowingly failed to disclose any material violation of Company policies about which he had knowledge.

Former Employee hereby agrees to immediately notify the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company upon becoming employed by another employer that pays or provides Former Employee, Former Employee’s spouse and Former Employee’s dependents benefits as described in Section 2.A.iv. Employee hereby agrees to reimburse the Company or any of its agents or insurers for the costs of any such benefits provided by the Company on his, his spouse’s or his dependents’ behalves during the period following the date that he, she or they are receiving such benefits, and for any fees or expenses associated with recovering such costs, including, but not limited to, attorney fees. If Former Employee breaches the terms of this Agreement, the Company shall have the right to immediately terminate this Agreement and the Company shall have the right to the immediate return of any part of the Separation Fee paid to the Former Employee.

3. Release. In consideration of the promises and covenants made in this Agreement, Former Employee, for himself, his heirs, executors, administrators and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Company and each of its present and former officers, directors, shareholders, employees, affiliates, agents, representatives, successors and assigns (all of whom are hereinafter collectively referred to as “Releasees”) from any and all claims, demands, causes of action and liabilities of any kind or character, which Former Employee ever had, now has or may hereafter have against any of Releasees, arising out of any act, omission, transaction or event occurring prior to the Effective Date, including, without limitation, those related to Former Employee’s employment by Company, and his separation from employment, including any rights or benefits thereunder; provided, however, that Former Employee shall be entitled to enforce Former Employee’s rights to the Separation Fee in Section 2.A hereof. Without limiting the generality of the foregoing, it is understood and agreed that this release constitutes and includes a release by Former Employee of Releasees from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses, and compensation of any nature whatsoever, whether based on tort, contract or other theory of recovery, on account of, or in any way growing out of Former Employee’s employment with or prospective separation from Company, including, but not limited to, any claims arising under any of the following statutes: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers’ Benefit Protection Act; the Fair Labor Standards Act; the National Labor Relations Act; the Fair Credit Reporting Act; the Former Employee Retirement Income Security Act; the Texas Commission on Human Rights Act; the Texas Payday Law; the Texas Labor Code; the Texas Workers’ Compensation Act; and any other foreign, state or federal statute or regulation governing the employment relationship or Former Employee’s rights, or Company’s obligations, in connection with any of the foregoing. This release also constitutes a release of any claim or cause of action for the following: invasion of privacy; intentional or negligent infliction of emotional distress; wrongful termination; promissory estoppel; false imprisonment; defamation; negligent hiring, retention, and/or supervision; negligence or gross negligence; breach of express or implied contract; breach of any implied covenant; tortious interference with contract or business relations; misrepresentation; deceptive trade practices; fraud; denial of employment benefits, including, but not limited to, health and retirement benefits (other than any amounts due under Company’s group medical and dental plan for medical or dental services rendered to Former Employee or his dependents prior to the Effective Date and other than rights of Former Employee concerning Former Employee’s 401(k) account maintained under Company’s 401(k) plan) and any other employment-related claims, or for any personal injuries, however characterized, or by virtue of any facts, acts or events occurring prior to or as of the Effective Date. Notwithstanding anything to the contrary in this Agreement, this release does not constitute a release or waiver of Former Employee’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or any other governmental entity with jurisdiction to regulate employment conditions or relations; however, Former Employee does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by the EEOC or any other governmental entity with jurisdiction to regulate employment conditions or relations.

4. Waiver by Former Employee. Former Employee hereby acknowledges and agrees that the Release set forth in Section 3 hereof is a general release against the Releasees, and Former Employee, for himself, his heirs, executors, administrators and assigns, does hereby expressly waive and assume the risk of any and all claims for damages against any of the Releasees that exist as of the Effective Date but of which he does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Former Employee’s decision to enter into this Agreement. Former Employee further hereby agrees that he is accepting payment of the Separation Fee as a full and complete compromise of any and all matters involving disputed issues of law and fact against the Releasees, and that he assumes the risk that the facts or law may be otherwise than he believes. It is understood and agreed by the Company and Former Employee that this Agreement is a compromise of all doubtful and disputed claims against any of Releasees, and the payment of the Separation Fee is not to be construed as an admission of liability on the part of either Company or Former Employee, which liability is expressly denied by each of them.

5. Non-Disparagement Agreement. Former Employee hereby acknowledges and agrees that he has not, and will not, subsequent to the execution of this Agreement, verbally or in writing, criticize, disparage, deprecate, discredit, vilify, or make any statements to any third parties, including, but not limited to, clients or prospective clients of Company, that in any way may be considered harmful or to negatively impact Company or its business reputation or operations. Company hereby agrees to instruct senior executive management that they shall not, subsequent to the execution of this Agreement, verbally or in writing, criticize, disparage, deprecate, discredit, vilify, or make any statements to any third parties, including, but not limited to, clients or prospective clients of Company, that in any way may be reasonably considered harmful or to negatively impact Former Employee, his business reputation, or his career; provided, however, that this provision shall not bind the Company in the event that the Company, in its reasonable discretion, believes that it should provide information regarding Former Employee in response to a request made by any regulatory or investigative entity.

6. Continuing Obligations. Former Employee agrees and acknowledges that he has continuing obligations and duties under Section V of the Employment Agreement, and Former Employee hereby fully re-affirms said obligations and duties; provided, however, that Former Employee is hereby released from his obligations under Sections 5.02a and 5.02b of the Employment Agreement.

7. Return of Company Property. With the exception of those items Company has authorized Former Employee to keep in his possession, Former Employee represents that he has returned to Company all Company property in Former Employee’s possession. Former Employee understands and agrees that, if he has not returned such equipment, documents or materials, the Company may elect to withhold from any payments owing to him, including without limitation, the Separation Fee, an amount equal to the value of the item(s) that Former Employee has not returned or that Former Employee has returned in a damaged condition and that he will pay any deficiency.

8. Confidentiality. Former Employee acknowledges and agrees that he has an affirmative obligation to inform any potential employers, business partners, or business associates and any company for whom he performs services of the existence of the confidentiality, non-disparagement, non-disclosure, and non-solicitation provisions of this Agreement.

9. Tax Liability. Former Employee agrees, to the extent permitted by law, to indemnify the Company from and against any income tax liability or other requirements arising from payments being made pursuant to this Agreement.

10. No Admission. Neither the execution of this Agreement, nor the performance of the consideration given for this Agreement, shall constitute nor be deemed to be an admission of liability on the part of any Party hereto, all of which is expressly denied.

11. Acknowledgments. Former Employee acknowledges that he has fully informed himself of the terms, contents, conditions and effects of this Agreement and that, in executing this Agreement, he does not rely and has not relied upon any representation (oral or written) or statement made by Company or its attorneys, including, but not limited to, any representation or statement with regard to the subject matter, basis, or effect of this Agreement. Former Employee further acknowledges the following: that he has been advised to consult with an attorney prior to executing this Agreement; that he is over the age of eighteen (18) years, of sound mind and otherwise competent to execute this Agreement; and that he is entering into this Agreement knowingly and voluntarily and without any undue influence or pressures.

Additionally, the parties acknowledge that any violation or threatened violation of any of the provisions of this Agreement would constitute a material breach of this Agreement and that the prevailing Party shall be entitled to compensatory damages, attorneys’ fees, costs, and such other and further relief to which the prevailing Party may show itself justly entitled. Moreover, subject to the other provisions in this Agreement, if Former Employee violates the terms of any of the provisions of this Agreement, Company shall have the right to immediately terminate this Agreement and Company shall have no obligation to pay any Separation Fee.

12. Cooperation. Former Employee agrees that for six (6) months from the Separation Date, he will make himself reasonably available to the Company to answer questions and supply information relating to his work at the Company. Former Employee agrees that for one (1) year from the Separation Date, he will furnish such information and proper assistance as may be reasonably necessary in connection with any litigation or other legal proceedings in which the Company or any of its affiliates or subsidiaries is then or may become involved, and shall cooperate in a timely manner, including but not limited to cooperation with the Board or the Company’s officers, counsel, regulators and auditors, with respect to all internal investigations with respect to which Former Employee may have relevant information. No additional compensation shall be paid or payable to Former Employee for any services he may provide pursuant to this Section.

13. Governing Law; Jurisdiction. This Agreement is made and entered into in the State of Texas and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas (without regard to its conflicts of law principles). Each Party hereby submits to the jurisdiction and venue of the courts in Harris County, Texas for purpose of any litigation related to this Agreement. Each Party irrevocably and unconditionally waives the right to a jury trial in connection with any claim arising out of or related to this Agreement.

14. Savings Clause. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

15. Counterparts/Entirety of Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original, and which together shall constitute a single instrument. It is understood and agreed that this Agreement, and any attachments or exhibits hereto, contain the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter contained in this Agreement. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. Furthermore, this Agreement cannot be changed or terminated orally. Nothing in this Agreement shall be construed, however, to alter or in any way change Former Employee’s ongoing responsibilities and commitments under common law or pursuant to any non-competition agreements, non-disclosure agreements, and non-solicitation agreements, to preserve and not to disclose Company’s confidential and proprietary information. Any word importing the masculine gender shall also include the female gender.

16. Binding Effect. It is agreed and understood that this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, representatives, successors, and assigns.

17. No Assignment. Former Employee warrants that he has not conveyed or assigned any interest in the any of the matters or claims being released or waived in this Agreement.

18. Time Period for Enforceability/Revocation of Agreement. Company’s obligation to pay the first installment of the Separation Fee is contingent upon Former Employee executing and returning this Agreement pursuant to the terms of this Agreement.

Former Employee may take up to twenty-one (21) days to consider this Agreement prior executing it. Former Employee may sign this Agreement at any time during this twenty-one (21) day period. After executing this Agreement, Former Employee shall have seven (7) days during which time Former Employee may revoke Former Employee’s consent to this Agreement by giving the Company written notification of the decision to revoke to Company as stated in Section 19 hereof.

This Agreement will not become effective or enforceable, and the first installment of the Separation Fee shall not become payable, until the seven (7) day revocation period following the execution of this Agreement and the Release have expired and Former Employee has delivered to the Company the fully-executed and dated Waiver (in the form attached in Appendix 1) of his right to revoke this Agreement. The Waiver (in the form attached in Appendix 1) must be dated at least eight (8) days after the date when Former Employee executes the Agreement

Effective upon his Separation Date, Former Employee may take up to twenty-one (21) days to consider the Waiver and Release attached hereto as Exhibit A, which releases any claims which may arise after the execution of this Agreement and before the Separation Date. Former Employee may sign such Release at any time during this twenty-one (21) day period. After executing the Release, Former Employee shall have seven (7) days during which time Former Employee may revoke Former Employee’s consent to the Release by giving the Company written notification of the decision to revoke to Company as stated in Section 19 hereof. Should Former Employee execute and fail to revoke the Waiver and Release, the second and third installments of the Separation Fee shall be payable in accordance with the terms of Section 2.

19. Notice of Revocation. If Former Employee decides to revoke the Agreement or the Release pursuant to Section 18 hereof, Former Employee must provide the Company notice of revocation by hand delivery or overnight delivery to the Company’s General Counsel.

20. Effective Date. The “Effective Date” of this Agreement shall be the date on which Company has received Former Employee’s written Waiver of his right to revoke this Agreement in accordance with the provisions of Sections 18 and 19 hereof.

[SIGNATURE PAGE TO FOLLOW]

EXECUTED as of March 23, 2010, but effective as of the Effective Date.

/s/ Steven A. Manz
STEVEN A. MANZ
Former Employee

SEAHAWK DRILLING, INC.
Company

By:	/s/ Randall D. Stilley
Name:	Randall D. Stilley
Title:	President

Appendix 1

WAIVER

I, Steven A. Manz, hereby waive my right to revoke the Separation Agreement entered into by me with SEAHAWK DRILLING, INC. on                             , 2010. This waiver is irrevocable, and is made at least eight (8) days after my execution of the Agreement.

Former Employee, Steven A. Manz

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the                          day of                              2010, by                             .

Notary Public in and for the State of Texas

EXHIBIT A

WAIVER AND RELEASE

Pursuant to the terms of the Separation Agreement by and between Steven A. Manz (“Former Employee”) and Seahawk Drilling, Inc. (the “Company”) (the “Agreement”), and in exchange for the payment and provision of the cash amount and benefits payable and provided pursuant to Section 2.A of the Agreement, as applicable (the “Separation Fee”) and the promises and covenants made in the Agreement and this Waiver and Release, Former Employee, for himself, his heirs, executors, administrators and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Company and each of its present and former officers, directors, shareholders, employees, affiliates, agents, representatives, successors and assigns (all of whom are hereinafter collectively referred to as “Releasees”) from any and all claims, demands, causes of action and liabilities of any kind or character, which Former Employee ever had, now has or may hereafter have against any of Releasees, arising out of any act, omission, transaction or event occurring prior to the Effective Date, including, without limitation, those related to Former Employee’s employment by Company, and his separation from employment, including any rights or benefits thereunder; provided, however, that Former Employee shall be entitled to enforce Former Employee’s rights to the Separation Fee in Section 2.A of the Agreement. Without limiting the generality of the foregoing, it is understood and agreed that this release constitutes and includes a release by Former Employee of Releasees from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses, and compensation of any nature whatsoever, whether based on tort, contract or other theory of recovery, on account of, or in any way growing out of Former Employee’s employment with or prospective separation from Company, including, but not limited to, any claims arising under any of the following statutes: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers’ Benefit Protection Act; the Fair Labor Standards Act; the National Labor Relations Act; the Fair Credit Reporting Act; the Former Employee Retirement Income Security Act; the Texas Commission on Human Rights Act; the Texas Payday Law; the Texas Labor Code; the Texas Workers’ Compensation Act; and any other foreign, state or federal statute or regulation governing the employment relationship or Former Employee’s rights, or Company’s obligations, in connection with any of the foregoing. This release also constitutes a release of any claim or cause of action for the following: invasion of privacy; intentional or negligent infliction of emotional distress; wrongful termination; promissory estoppel; false imprisonment; defamation; negligent hiring, retention, and/or supervision; negligence or gross negligence; breach of express or implied contract; breach of any implied covenant; tortious interference with contract or business relations; misrepresentation; deceptive trade practices; fraud; denial of employment benefits, including, but not limited to, health and retirement benefits (other than any amounts due under Company’s group medical and dental plan for medical or dental services rendered to Former Employee or his dependents prior to the effective date of this Waiver and Release and other than rights of Former Employee concerning Former Employee’s 401(k) account maintained under Company’s 401(k) plan) and any other employment-related claims, or for any personal injuries, however characterized, or by virtue of any facts, acts or events occurring prior to or as of the effective date of this Waiver and Release. Notwithstanding anything to the contrary in this Waiver and Release, this release does not constitute a release or waiver of Former Employee’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission

(“EEOC”) or any other governmental entity with jurisdiction to regulate employment conditions or relations; however, Former Employee does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by the EEOC or any other governmental entity with jurisdiction to regulate employment conditions or relations.

Former Employee hereby acknowledges and agrees that the Release set forth above is a general release against the Releasees, and Former Employee, for himself, his heirs, executors, administrators and assigns, does hereby expressly waive and assume the risk of any and all claims for damages against any of the Releasees that exist as of the effective date of this Waiver and Release but of which he does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Former Employee’s decision to enter into this Waiver and Release. Former Employee further hereby agrees that he is accepting payment of the Separation Fee as a full and complete compromise of any and all matters involving disputed issues of law and fact against the Releasees, and that he assumes the risk that the facts or law may be otherwise than he believes. It is understood and agreed by the Company and Former Employee that this Waiver and Release is a compromise of all doubtful and disputed claims against any of Releasees, and the payment of the Separation Fee is not to be construed as an admission of liability on the part of either Company or Former Employee, which liability is expressly denied by each of them.

Former Employee agrees and acknowledges that he has continuing obligations and duties under Section V of the Employment Agreement, and Former Employee hereby fully re-affirms said obligations and duties.

With the exception of those items Company has authorized Former Employee to keep in his possession, Former Employee represents that he has returned to Company all Company property in Former Employee’s possession. Former Employee understands and agrees that, if he has not returned such equipment, documents or materials, the Company may elect to withhold from any payments owing to him, including without limitation, the Separation Fee, an amount equal to the value of the item(s) that Former Employee has not returned or that Former Employee has returned in a damaged condition and that he will pay any deficiency.

Former Employee acknowledges and agrees that he has an affirmative obligation to inform any potential employers, business partners, or business associates and any company for whom he performs services of the existence of the confidentiality, non-disparagement, non-disclosure, and non-solicitation provisions of the Agreement.

Neither the execution of this Waiver and Release, nor the performance of the consideration given for this Waiver and Release, shall constitute nor be deemed to be an admission of liability on the part of any Party hereto, all of which is expressly denied.

Former Employee acknowledges that he has fully informed himself of the terms, contents, conditions and effects of this Waiver and Release and that, in executing this Waiver and Release, he does not rely and has not relied upon any representation (oral or written) or statement made by Company or its attorneys, including, but not limited to, any representation or statement with regard to the subject matter, basis, or effect of this Waiver and Release. Former

Employee further acknowledges the following: that he has been advised to consult with an attorney prior to executing this Waiver and Release; that he is over the age of eighteen (18) years, of sound mind and otherwise competent to execute this Waiver and Release; and that he is entering into this Waiver and Release knowingly and voluntarily and without any undue influence or pressures. Former employee acknowledges that any violation or threatened violation of any of the provisions of this Waiver and Release would constitute a material breach of this Waiver and Release and that the prevailing Party shall be entitled to compensatory damages, attorneys’ fees, costs, and such other and further relief to which the prevailing Party may show itself justly entitled. Moreover, subject to the other provisions in this Waiver and Release, if Former Employee violates the terms of any of the provisions of this Waiver and Release, Company shall have the right to immediately terminate this Waiver and Release and Company shall have no obligation to pay any Separation Fee.

This Waiver and Release is made and entered into in the State of Texas and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas (without regard to its conflicts of law principles). Each Party hereby submits to the jurisdiction and venue of the courts in Harris County, Texas for purpose of any litigation related to this Waiver and Release. Each Party irrevocably and unconditionally waives the right to a jury trial in connection with any claim arising out of or related to this Waiver and Release.

Should any provision of this Waiver and Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Waiver and Release.

This Waiver and Release may be executed in counterparts, each of which shall constitute an original, and which together shall constitute a single instrument. It is understood and agreed that this Waiver and Release, and any attachments or exhibits hereto, contain the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter contained in this Waiver and Release. No oral understandings, statements, promises or inducements contrary to the terms of this Waiver and Release exist. Furthermore, this Waiver and Release cannot be changed or terminated orally. Nothing in this Waiver and Release shall be construed, however, to alter or in any way change Former Employee’s ongoing responsibilities and commitments under common law or pursuant to any non-competition agreements, non-disclosure agreements, and non-solicitation agreements, to preserve and not to disclose Company’s confidential and proprietary information. Any word importing the masculine gender shall also include the female gender.

It is agreed and understood that this Waiver and Release shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, representatives, successors, and assigns.

Former Employee warrants that he has not conveyed or assigned any interest in the any of the matters or claims being released or waived in this Waiver and Release.

Company’s obligation to pay the Separation Fee is contingent upon Former Employee executing and returning this Waiver and Release Agreement to Company pursuant to the terms of the Agreement and this Waiver and Release Agreement.

Former Employee may take up to twenty-one (21) days to consider the Release prior executing it. Former Employee may sign the Release at any time during this twenty-one (21) day period. After executing the Release, Former Employee shall have seven (7) days during which time Former Employee may revoke Former Employee’s consent to the Release by giving the Company written notification of the decision to revoke to Company as stated in Section 19 of the Agreement.

This Waiver and Release will not become effective or enforceable, and the Separation Fee shall not become due, until the seven (7) day revocation period following the execution of this Waiver and Release has expired and Former Employee has delivered to the Company the fully-executed and dated Waiver (in the form attached to this Exhibit A as Appendix 2) of his right to revoke the Waiver and Release. The Waiver must be dated at least eight (8) days after the date when Former Employee executes the Waiver and Release.

If Former Employee decides to revoke this Waiver and Release, Former Employee must provide the Company notice of revocation by hand delivery or overnight delivery to the Company’s General Counsel.

EXECUTED as of                                 , 2010, but effective as of the date on which Company has received Former Employee’s written Waiver of his right to revoke this Waiver and Release in accordance with the provisions hereof (previously defined as the “Exhibit A Waiver Effective Date”).

STEVEN A. MANZ
Former Employee

Date:

SEAHAWK DRILLING, INC.
Company

By:
Name:
Title:

Appendix 2

WAIVER

I, Steven A. Manz, hereby waive my right to revoke the Waiver and Release entered into by me with SEAHAWK DRILLING, INC. on                             , 2010. This waiver is irrevocable, and is made at least eight (8) days after my execution of the Waiver and Release.

Former Employee, Steven A. Manz

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the                          day of                              2010, by                             .

Notary Public in and for the State of Texas